Exhibit 99.1

Donaldson Reports Record Fourth Quarter and Full-Year 2026 Sales and Earnings
Fiscal 2027 Guidance Projects All-Time High Sales and EPS; Operating Margin Expansion

Fourth Quarter Fiscal 2026 Highlights
(All comparisons against the fourth quarter fiscal 2025 unless otherwise noted)
•Sales of $1.1 billion, up 8.0%
•Generally accepted accounting principles (GAAP) earnings per share (EPS)1 of $1.10, up 13.4%; adjusted EPS2,3 of $1.15, up 11.7%, including $0.06 of dilution from Facet
•Significantly improved Industrial Solutions operational performance with a 300 basis point sequential improvement in earnings before tax (EBT) margin
•Facet operating performance consistent with expectations, contributing about $30 million in sales and generating favorable mix to enterprise gross margin
•Returned approximately $37 million to shareholders through dividends and paid down $102 million of Facet-related debt

Full Year Fiscal 2026 Highlights
(All comparisons against fiscal year 2025 unless otherwise noted)
•Sales of $3.9 billion, up 5.3%
•GAAP EPS of $3.85, up 26.2%; adjusted EPS of $3.98, up 8.2%
•Completed Facet acquisition, strengthening position in durable aerospace and defense and power generation end markets
•Returned approximately $250 million to shareholders through dividends and the repurchase of 1.2% of shares outstanding

Fiscal 2027 Guidance
•Expect full year fiscal 2027 sales growth of between 5.5% and 9.5% and EPS between $4.22 to $4.38, inclusive of $0.12 of dilution from Facet acquisition

1 All EPS figures refer to diluted EPS.
2 Adjusted fourth quarter and full-year fiscal 2026 results exclude pre-tax charges of $4.2 million and $21.1 million, respectively, of restructuring and other, and $4.7 million and $9.3 million, respectively, of business development charges. Adjusted full-year 2026 results also exclude a $9.3 million gain on the sale of fixed assets. Adjusted fourth quarter and full-year fiscal 2025 results exclude pre-tax charges of $9.5 million and $19.1 million, respectively, for restructuring and other. Adjusted full-year 2025 results also exclude pre-tax charges of a $62.0 million for the impairment of intangible assets, $5.2 million of business development charges and a $1.2 million gain on the sale of fixed assets.
3 Adjusted EPS is a non-GAAP financial measure that excludes the impact of certain items not related to ongoing operations. The tables attached to this press release include a reconciliation of GAAP to non-GAAP measures.

Donaldson Company Reports Fourth Quarter 2026 and Full-Year Earnings - Page 2 of 5

MINNEAPOLIS (August 26, 2026) — Donaldson Company, Inc. (NYSE: DCI) (Donaldson or the Company), a global leader in technology-led filtration products and solutions, today reported fiscal 2026 GAAP net earnings of $129.3 million in the fourth quarter and $453.8 million for the full year, compared with $114.3 million and $367.0 million, respectively, in fiscal 2025. Fiscal 2026 GAAP EPS were $1.10 in the fourth quarter and $3.85 for the full year, compared with $0.97 and $3.05, respectively, in the prior year. Fourth quarter and full-year 2026 adjusted EPS were $1.15 and $3.98, respectively, compared to $1.03 and $3.68, respectively, in fiscal 2025.

“Donaldson’s fourth quarter sales and earnings reached an all-time high, driven by strong organic volume growth, augmented by the acquisition of Facet Filtration, and supported by robust execution across all three of our segments,” said Rich Lewis, president and chief executive officer. “Our global teams successfully delivered another significant step-up in profitability through ongoing operational improvements in Industrial Solutions and continued momentum in Mobile Solutions and Life Sciences.

“We enter fiscal 2027 focused on capitalizing on increasing demand in several of our key, higher-margin businesses, further improving our operating efficiency and thoughtfully investing for future profitable growth, all aimed at serving our customers through our differentiated technology-led solutions. We are forecasting another record year, including record sales, operating margin, and earnings, as we build an even stronger Donaldson for the future and continue our long history of shareholder value creation.”

Fourth Quarter Operating Results

Sales increased 8.0% to $1,058.8 million from $980.7 million in 2025, primarily due to higher volume, including approximately $30 million from the Facet acquisition, and pricing benefits.

	Three Months Ended		Twelve Months Ended
	July 31, 2026		July 31, 2026
	Reported % Change	Constant Currency % Change	Reported % Change	Constant Currency % Change
Mobile Solutions segment
Off-Road	0.1%	0.9%	5.6%	4.0%
On-Road	8.7	9.6	(6.6)	(7.4)
Aftermarket	9.4	8.7	6.4	4.4
Total Mobile Solutions segment	7.9	7.5	5.6	3.8

Industrial Solutions segment
Industrial Filtration Solutions	(2.0)	(2.0)	2.0	0.6
Aerospace and Defense	61.0	61.3	5.2	3.9
Total Industrial Solutions segment	7.7	7.7	2.6	1.1

Life Sciences segment
Total Life Sciences segment	9.7	9.8	12.8	9.3

Total Company	8.0%	7.7%	5.3%	3.4%

Donaldson Company Reports Fourth Quarter 2026 and Full-Year Earnings - Page 3 of 5

Mobile Solutions segment (Mobile) sales increased 7.9%, driven by strength in Aftermarket and On-Road. Aftermarket sales grew 9.4% from robust growth in both the OE and independent channels. On-Road sales rose 8.7%, due to increased truck production in the United States and Europe following volume declines in the prior year. Off-Road sales were roughly flat, with sales growth in the construction end market offsetting weaker agriculture sales.

Industrial Solutions segment (Industrial) sales increased 7.7%, with the Facet acquisition within Aerospace and Defense contributing 980 basis points of growth to the Industrial segment. Organic Aerospace and Defense sales declined 2.8% from prior year as a result of ongoing supply chain constraints. Industrial Filtration Solutions (IFS) sales declined 2.0% as weaker new equipment sales in dust collection were partially offset by strength in Power Generation new equipment and IFS replacement part sales.

Life Sciences segment sales increased 9.7% year over year as a result of double-digit growth in Disk Drive and solid new equipment and replacement part sales in Food and Beverage.

Gross margin was 36.3%, up 180 basis points from 34.5% in 2025 primarily due to higher volume, pricing and mix, partially offset by increased input costs and a continued headwind from Power Generation production inefficiencies. Fiscal 2025 gross margin was negatively impacted by tariff-related inflation and inventory valuation headwinds. Adjusted gross margin, which excludes restructuring charges, was 36.7% compared with 34.8% in the prior year.

Operating expenses as a percentage of sales were 19.6% versus 19.1% in the prior year, primarily from the inclusion of Facet-related run-rate expenses and amortization, combined with higher incentive compensation. Adjusted operating expenses as a percentage of sales, which excludes restructuring and business development charges, were 19.1% compared with 18.3% in 2025.

Operating income as a percentage of sales (operating margin) of 16.7% was 120 basis points above prior year as a result of gross margin expansion partially offset by higher operating expenses. Adjusted operating margin was 17.5%, a 110 basis point increase compared with 2025.

Interest expense was $14.7 million versus $7.1 million in 2025 as a result of higher debt levels from the Facet acquisition and higher interest rates. The Company's effective tax rate was 22.5% versus 23.6% a year ago due to higher net discrete tax benefits.

For the full year, Donaldson paid $141.2 million in dividends and repurchased 1.2% of its outstanding shares for $108.5 million.

Fiscal 2027 Outlook

Full-year EPS is forecast to be between $4.22 and $4.38, including approximately $0.12 of dilution from Facet and compared with fiscal 2026 GAAP and adjusted EPS of $3.85 and $3.98, respectively. Sales are projected to increase between 5.5% and 9.5%, including an approximate 2% benefit from Facet sales, pricing of 2%, and a foreign currency translation tailwind of 1%.

Donaldson Company Reports Fourth Quarter 2026 and Full-Year Earnings - Page 4 of 5

Mobile sales are expected to increase 2% to 6% year over year. Off-Road sales are projected to increase mid-single digits and On-Road sales are estimated to increase high-single digits due to favorable end-market conditions, including in construction and transportation. Aftermarket sales are forecast to grow mid-single digits, driven by ongoing market share gains and continued strength in vehicle utilization rates.

Industrial sales are expected to grow mid-teens versus 2026. IFS sales are forecast to increase mid-single digits with strength across all businesses, including dust collection and Power Generation. Aerospace and Defense sales are projected to increase over 50%, driven by incremental Facet sales. Organic Aerospace and Defense sales growth is forecast in the mid-teens from improving supply chain conditions after pressure in 2026.

Life Sciences sales are projected to grow between 7% and 11% compared with prior year from continued strength in Food & Beverage and Disk Drive volume growth.

Operating margin is expected to be between 16.6% and 17.2% versus 15.4%, or 16.0% on an adjusted basis, in 2026, driven by gross margin expansion, partially offset by expense deleveraging, largely as a result of the full-year impact of Facet run-rate expenses as well as higher amortization expense.

Interest expense is projected to be between $55 million and $60 million, compared with $36 million in 2026, driven by higher debt levels from the Facet acquisition, and other income is expected to be between $16 million and $20 million. Donaldson expects a fiscal 2027 effective income tax rate of between 23.5% and 25.5%.

Capital expenditures are forecast to be between $70 million and $90 million and free cash flow conversion is projected to be between 95% and 105%. For the full year, Donaldson expects to repurchase approximately 1% of its shares outstanding.

Donaldson Company Reports Fourth Quarter 2026 and Full-Year Earnings - Page 5 of 5

Miscellaneous

The Company will webcast its fourth quarter and full-year 2026 earnings conference call today at 9:00 a.m. CT. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CT today. Also available on the website is the Company’s supplemental quarterly earnings presentation.

Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could affect the Company’s performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed. These factors include, but are not limited to, challenges in global operations; changes in international trade policy; impacts of global economic, industrial and political conditions on product demand; impacts from unexpected events; effects of unavailable raw materials, significant demand fluctuations or material cost changes; inability to attract and retain qualified personnel; inability to meet customer demand; inability to maintain competitive advantages; threats from disruptive technologies; effects of highly competitive markets with pricing pressure; exposure to customer concentration in certain cyclical industries; inability to manage productivity improvements; inability to achieve commitments related to sustainability; results of execution of any acquisition, divestiture and other strategic transactions; risks relating to the Facet acquisition; inability to achieve the intended outcomes of AI technologies development; vulnerabilities associated with information technology systems and security; inability to protect and enforce intellectual property rights; costs associated with governmental laws and regulations; impacts of foreign currency fluctuations; and effects of changes in capital and credit markets. These and other factors are described in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2025. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-K.

About Donaldson Company, Inc.

Founded in 1915, Donaldson (NYSE: DCI) is a global leader in technology-led filtration products and solutions, serving a broad range of industries and advanced markets. Diverse, skilled employees at over 150 locations on six continents partner with customers - from small business owners to R&D organizations and the world’s biggest OEM brands. Donaldson solves complex filtration challenges through three primary segments: Mobile Solutions, Industrial Solutions and Life Sciences. Additional information is available at www.Donaldson.com.

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	July 31,			July 31,
	2026	2025	Change	2026	2025	Change

Net sales	$1,058.8	$980.7	8.0%	$3,885.6	$3,690.9	5.3%
Cost of sales	674.9	641.9	5.1	2,539.7	2,404.7	5.6
Gross profit	383.9	338.8	13.3	1,345.9	1,286.2	4.6
Selling, general and administrative	188.2	164.6	14.3	679.2	642.2	5.8
Loss on impairment of assets	—	—	—	—	62.0	(100.0)
Gain on sale of fixed assets	—	—	—	(9.3)	(1.2)	NM
Research and development	19.1	22.5	(15.1)	76.1	87.8	(13.3)
Operating expenses	207.3	187.1	10.8	746.0	790.8	(5.7)
Operating income	176.6	151.7	16.4	599.9	495.4	21.1
Interest expense	14.7	7.1	107.0	36.0	24.2	48.8
Other income, net	(5.0)	(5.1)	(2.0)	(21.9)	(21.0)	4.3
Earnings before income taxes	166.9	149.7	11.5	585.8	492.2	19.0
Income taxes	37.6	35.4	6.2	132.0	125.2	5.4
Net earnings	$129.3	$114.3	13.1%	$453.8	$367.0	23.7%

Weighted average shares – basic	116.0	116.4	(0.3)%	115.8	118.7	(2.4)%
Weighted average shares – diluted	117.9	118.1	(0.2)%	117.9	120.4	(2.1)%

Net EPS – basic	$1.11	$0.98	13.3%	$3.92	$3.09	26.9%
Net EPS – diluted	$1.10	$0.97	13.4%	$3.85	$3.05	26.2%

Dividends paid per share	$0.32	$0.30	6.7%	$1.22	$1.11	9.9%
Note: Amounts may not foot due to rounding.
NM = Not meaningful
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2026 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	July 31,	July 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$250.4	$180.4
Accounts receivable, net	758.1	662.2
Inventories, net	538.7	513.6
Prepaid expenses and other current assets	122.5	105.5
Total current assets	1,669.7	1,461.7
Property, plant and equipment, net	633.3	644.5
Goodwill	1,086.8	493.6
Intangible assets, net	304.6	97.4
Other long-term assets	292.4	280.0
Total assets	$3,986.8	$2,977.2

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$44.8	$31.2
Current maturities of long-term debt	—	6.7
Accounts payable	378.6	368.6
Accrued employee compensation and related taxes	152.5	144.3
Income taxes payable	20.5	43.9
Other current liabilities	207.7	162.5
Total current liabilities	804.1	757.2
Long-term debt	1,280.0	630.4
Non-current income taxes payable	19.0	19.0
Deferred income taxes	28.3	10.5
Other long-term liabilities	91.0	106.6
Total liabilities	2,222.4	1,523.7

Total stockholders’ equity	1,764.4	1,453.5
Total liabilities and stockholders’ equity	$3,986.8	$2,977.2
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2026 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	July 31,
	2026	2025
Operating Activities
Net earnings	$453.8	$367.0
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	106.0	99.5
Deferred income taxes	(0.3)	(24.0)
Stock-based compensation expense	24.7	24.0
Loss on impairment of intangible assets	—	62.0
Gain on sale of fixed assets	(9.3)	(1.2)
Other, net	1.8	(8.3)
Changes in operating assets and liabilities	(83.0)	(100.2)
Net cash provided by operating activities	493.7	418.8

Investing Activities
Purchases of property, plant and equipment	(67.4)	(78.9)
Proceeds from sale of property, plant and equipment	10.5	2.1
Equity investment	—	(71.2)
Acquisitions, net of cash acquired	(822.6)	(2.4)
Net cash used in investing activities	(879.5)	(150.4)

Financing Activities
Proceeds from long-term debt	858.9	388.1
Repayments of long-term debt	(216.2)	(265.0)
Change in short-term borrowings	13.7	1.2
Purchase of treasury stock	(111.2)	(331.5)
Payment of contingent consideration	(2.3)	(5.5)
Dividends paid	(141.2)	(131.9)
Tax withholding for stock compensation transactions	(6.0)	(5.7)
Exercise of stock options and other	55.9	28.6
Net cash provided by (used in) financing activities	451.6	(321.7)
Effect of exchange rate changes on cash	4.2	1.0
Increase (decrease) in cash and cash equivalents	70.0	(52.3)
Cash and cash equivalents, beginning of year	180.4	232.7
Cash and cash equivalents, end of year	$250.4	$180.4

Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2026 Earnings Press Release Schedules

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2026	2025	2026	2025
Gross margin	36.3%	34.5%	34.6%	34.8%
Operating expenses	19.6%	19.1%	19.2%	21.4%
Operating margin	16.7%	15.5%	15.4%	13.4%
Other income, net	(0.5)%	(0.5)%	(0.6)%	(0.6)%
Depreciation and amortization	3.1%	2.5%	2.7%	2.7%
EBITDA	20.3%	18.5%	18.7%	16.7%
Effective tax rate	22.5%	23.6%	22.5%	25.4%
Earnings before income taxes - Mobile Solutions	21.3%	19.1%	19.3%	18.2%
Earnings before income taxes - Industrial Solutions	16.4%	20.9%	13.7%	17.9%
Earnings before income taxes - Life Sciences	11.9%	5.3%	9.7%	1.5%
Cash conversion ratio	143.3%	131.0%	96.3%	93.2%

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2026	2025	2026	2025
Adjusted Rates
Gross margin	36.7%	34.8%	35.1%	35.0%
Operating expenses	19.1%	18.3%	19.1%	19.3%
Operating margin	17.5%	16.4%	16.0%	15.7%
Other income, net	(0.5)%	(0.5)%	(0.6)%	(0.6)%
Depreciation and amortization	3.1%	2.5%	2.7%	2.7%
EBITDA	21.1%	19.4%	19.3%	19.0%
Effective tax rate	22.6%	23.7%	22.6%	23.3%
Earnings before income taxes - Mobile Solutions	21.3%	19.1%	19.3%	18.2%
Earnings before income taxes - Industrial Solutions	16.4%	20.9%	13.7%	17.9%
Earnings before income taxes - Life Sciences	11.9%	5.3%	9.7%	1.5%
Cash conversion ratio	136.2%	123.3%	90.8%	77.2%
Note: Rate analysis metrics are computed by dividing the applicable amount by net sales, and cash conversion ratio reflects free cash flow divided by net earnings. Adjusted rates exclude the impact of certain items not related to ongoing operations. Adjusted rates are non-GAAP measures; see the Reconciliation of Non-GAAP Financial Measures schedule for additional information.
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2026 Earnings Press Release Schedules

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended July 31,			Twelve Months Ended July 31,
	2026	2025	Change	2026	2025	Change
Net sales
Mobile Solutions segment
Off-Road	$94.7	$94.6	0.1%	$379.8	$359.5	5.6%
On-Road	28.6	26.3	8.7	103.3	110.6	(6.6)
Aftermarket	511.6	467.5	9.4	1,936.6	1,820.9	6.4
Total Mobile Solutions segment	634.9	588.4	7.9	2,419.7	2,291.0	5.6

Industrial Solutions segment
Industrial Filtration Solutions	257.2	262.4	(2.0)	932.6	914.2	2.0
Aerospace and Defense	76.3	47.4	61.0	200.1	190.2	5.2
Total Industrial Solutions segment	333.5	309.8	7.7	1,132.7	1,104.4	2.6

Life Sciences segment
Total Life Sciences segment	90.4	82.4	9.7	333.2	295.5	12.8

Total Company	$1,058.8	$980.7	8.0%	$3,885.6	$3,690.9	5.3%

Earnings before income taxes
Mobile Solutions segment	$135.5	$112.1	20.9%	$467.5	$417.6	11.9%
Industrial Solutions segment	54.7	64.6	(15.3)	155.6	197.7	(21.3)
Life Sciences segment	10.8	4.4	NM	32.3	4.4	NM
Corporate and unallocated	(34.1)	(31.4)	(8.6)	(69.6)	(127.5)	NM
Total Company	$166.9	$149.7	11.5%	$585.8	$492.2	19.0%

Earnings before income taxes percentage
Mobile Solutions segment	21.3%	19.1%	2.2%	19.3%	18.2%	1.1%
Industrial Solutions segment	16.4%	20.9%	(4.5)%	13.7%	17.9%	(4.2)%
Life Sciences segment	11.9%	5.3%	6.6%	9.7%	1.5%	8.2%
Note: Earnings before income taxes percentage is calculated by dividing earnings before income taxes by net sales. Amounts may not foot due to rounding.
NM = Not meaningful
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2026 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended July 31, 2026
	TOTAL	U.S.(1)/CA(2)	EMEA(3)	APAC(4)	LATAM (5)
Mobile Solutions segment
Off-Road	0.1%	4.6%	(5.1)%	4.3%	(11.9)%
On-Road	8.7	12.2	10.4	4.1	(12.2)
Aftermarket	9.4	8.9	4.9	17.5	10.1
Total Mobile Solutions segment	7.9	8.5	2.9	13.9	8.5

Industrial Solutions segment
Industrial Filtration Solutions	(2.0)	(1.0)	(2.1)	(4.6)	(3.5)
Aerospace and Defense	61.0	42.7	119.8	26.1	—
Total Industrial Solutions segment	7.7	9.1	10.6	(4.1)	(3.5)

Life Sciences segment
Total Life Sciences segment	9.7	(1.1)	14.1	10.3	7.0

Total Company	8.0%	8.4%	6.9%	9.3%	7.2%

	Twelve Months Ended July 31, 2026
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	5.6%	0.8%	6.3%	15.0%	2.1%
On-Road	(6.6)	(13.1)	14.7	(3.0)	(31.7)
Aftermarket	6.4	4.9	7.7	10.7	4.3
Total Mobile Solutions segment	5.6	3.2	7.6	10.5	3.7

Industrial Solutions segment
Industrial Filtration Solutions	2.0	(1.5)	9.6	(2.4)	(3.2)
Aerospace and Defense	5.2	(9.7)	61.9	49.0	—
Total Industrial Solutions segment	2.6	(3.6)	15.4	(1.3)	(3.2)

Life Sciences segment
Total Life Sciences segment	12.8	19.5	11.3	11.7	7.2

Total Company	5.3%	1.2%	10.6%	8.5%	3.1%

Note: Amounts may not foot due to rounding.
(1) United States (U.S.); (2) Canada (CA); (3) Europe, Middle East and Africa (EMEA); (4) Asia Pacific (APAC); (5) Latin America (LATAM)
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2026 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended July 31, 2026
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	0.9%	4.6%	(5.6)%	9.4%	(13.6)%
On-Road	9.6	12.2	7.5	10.8	(16.3)
Aftermarket	8.7	8.9	3.4	17.8	7.5
Total Mobile Solutions segment	7.5	8.5	1.6	15.6	6.0

Industrial Solutions segment
Industrial Filtration Solutions	(2.0)	(1.0)	(2.2)	(4.1)	(5.1)
Aerospace and Defense	61.3	42.7	120.4	37.8	—
Total Industrial Solutions segment	7.7	9.1	10.6	(3.4)	(5.1)

Life Sciences segment
Total Life Sciences segment	9.8	(1.1)	14.0	10.8	3.6

Total Company	7.7%	8.4%	6.2%	10.6%	4.8%

	Twelve Months Ended July 31, 2026
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	4.0%	0.8%	—%	17.9%	0.5%
On-Road	(7.4)	(13.1)	6.7	(0.2)	(34.9)
Aftermarket	4.4	4.9	1.1	10.5	2.3
Total Mobile Solutions segment	3.8	3.2	1.1	11.1	1.7

Industrial Solutions segment
Industrial Filtration Solutions	0.6	(1.5)	5.6	(2.4)	(4.9)
Aerospace and Defense	3.9	(9.7)	54.8	58.2	—
Total Industrial Solutions segment	1.1	(3.6)	10.9	(1.1)	(4.9)

Life Sciences segment
Total Life Sciences segment	9.3	19.5	5.1	9.3	4.5

Total Company	3.4%	1.2%	4.8%	8.4%	1.1%
Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchange rates and compares these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2026 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2026	2025	2026	2025
Net cash provided by operating activities	$199.9	$167.8	$493.7	$418.8
Net capital expenditures	(14.7)	(18.1)	(67.2)	(76.8)
Free cash flow	$185.2	$149.7	$426.5	$342.0

Net earnings	$129.3	$114.3	$453.8	$367.0
Income taxes	37.6	35.4	132.0	125.2
Interest expense	14.7	7.1	36.0	24.2
Depreciation and amortization	33.0	24.4	106.0	99.5
EBITDA	$214.6	$181.2	$727.8	$615.9

Adjusted net earnings	$136.0	$121.4	$469.7	$442.8
Adjusted income taxes	39.8	37.8	137.1	134.5
Interest expense	14.7	7.1	36.0	24.2
Depreciation and amortization	33.0	24.4	106.0	99.5
Adjusted EBITDA	$223.5	$190.7	$748.8	$701.0

Gross profit	$383.9	$338.8	$1,345.9	$1,286.2
Restructuring and other charges	4.3	2.2	17.6	6.5
Adjusted gross profit	$388.2	$341.0	$1,363.5	$1,292.7

Operating expense	$207.3	$187.1	$746.0	$790.8
Impairment of intangible assets	—	—	—	(62.0)
Restructuring and other charges	0.1	(7.3)	(3.5)	(12.6)
Gain on the sale of fixed assets	—	—	9.3	1.2
Business development charges	(4.7)	—	(9.3)	(5.2)
Adjusted operating expense	$202.7	$179.8	$742.5	$712.2

Operating income	$176.6	$151.7	$599.9	$495.4
Impairment of intangible assets	—	—	—	62.0
Restructuring and other charges	4.2	9.5	21.1	19.1
Gain on the sale of fixed assets	—	—	(9.3)	(1.2)
Business development charges	4.7	—	9.3	5.2
Adjusted operating income	$185.5	$161.2	$621.0	$580.5

Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2026 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2026	2025	2026	2025
Net earnings	$129.3	$114.3	$453.8	$367.0
Impairment of intangible assets, net tax	—	—	—	58.3
Restructuring and other charges, net tax	3.2	7.1	15.9	14.4
Gain on the sale of fixed assets, net tax	—	—	(7.0)	(0.8)
Business development charges, net tax	3.5	—	7.0	3.9
Adjusted net earnings	$136.0	$121.4	$469.7	$442.8

Diluted EPS	$1.10	$0.97	$3.85	$3.05
Impairment of intangible assets	—	—	—	0.48
Restructuring and other charges	0.03	0.06	0.13	0.12
Gain on the sale of fixed assets	—	—	(0.06)	(0.01)
Business development charges	0.02	—	0.06	0.04
Adjusted diluted EPS	$1.15	$1.03	$3.98	$3.68
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2026 Earnings Press Release Schedules